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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 28 to Registration Statement No. 2-64536 on Form N-1A of Lord Abbett U.S. Government Securities Money Market Fund, Inc. of our report dated August 17, 2001 on the financial statements of Lord Abbett U.S. Government Securities Money Market Fund, Inc. and to the references to us under the captions "Financial Highlights" in the Prospectus and "Financial Statements" and "Independent Auditors" in the Statement of Additional Information, both of which are part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, New York
October 30, 2001